UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2017

SHIFTPIXY, INC.
(Exact name of registrant as specified in its charter)

Wyoming	47-4211438
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Venture, Suite 150, Irvine CA	92618
(Address of principal executive offices)	(Zip Code)

888-798-9100

(Registrant's telephone number, including area code)

Commission File No. 001-37954

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On December 15, 2017, the Audit Committee of the Board of Directors of ShiftPixy, Inc. (“ShiftPixy” or “the Company”) voted that the Company take action to dismiss Squar Milner LLP as the Company’s independent registered public accounting firm and to engage Marcum LLP as the Company’s independent registered public accounting firm; the vote of the Audit Committee was ratified by the full Board of Directors of ShiftPixy on December 18, 2017. On December 18, 2017, Marcum LLP was engaged as ShiftPixy’s independent registered public accounting firm for the fiscal year ending August 31, 2018.

Squar Milner LLP’s reports on the financial statements for ShiftPixy’s fiscal years ended August 31, 2017, and August 31, 2016, did not contain any adverse opinion or a disclaimer of opinion. The reports were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During ShiftPixy’s two most recent fiscal years and any subsequent interim period preceding such dismissal, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report. There were also no reportable events except that Squar Milner LLP advised the Company of certain deficiencies in the Company’s internal control over financial reporting identified during their audits of the Company’s consolidated financial statements for the years ended August 31, 2017 and 2016, that individually or in aggregate constituted material weaknesses as described in Item 9A to the Company’s annual report on Form 10-K for the years ended August 31, 2017 and 2016.

During the Company’s two most recent fiscal years and the subsequent interim period prior to the engagement of Marcum LLP, the Company did not consult with Marcum LLP regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company or oral advice was provided that Marcum LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or a reportable event, as such terms are used in paragraphs (a)(1)(iv) and (v), respectively, of Item 304 of Regulation S-K.

ShiftPixy provided Squar Milner LLP with a copy of the disclosures made in response to Item 304(a) of Regulation S-K and an opportunity to furnish ShiftPixy with a letter addressed to the Securities and Exchange Commission (“SEC”) containing any new information, clarification of the expression of ShiftPixy’s views, or the respects in which it does not agree with the statements made by ShiftPixy herein. We are including as an Exhibit to this Form 8-K a copy of the letter from Squar Milner LLP as required by Item 304(a)(3) of Regulation S-K.

The change in accounting firms did not result from any dissatisfaction of the Board of Directors or the Company with the quality or delivery of professional services rendered by Squar Milner LLP.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibits

16.1	Letter from Squar Milner LLP

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

SHIFTPIXY, INC.

Date: December 20, 2017	By:	/s/ Scott W. Absher
Scott W. Absher
Chief Executive Officer and Director

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